Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended September 30, 2024

NEW YORK, NY, October 24, 2024 – Ladder Capital Corp (NYSE: LADR) (“we,” “our,” “Ladder,” or the “Company”) today announced operating results for the quarter ended September 30, 2024. GAAP income before taxes for the three months ended September 30, 2024 was $28.5 million, and diluted earnings per share (“EPS”) was $0.22. Distributable earnings was $37.7 million, or $0.30 of distributable EPS.

“Ladder again generated solid earnings and returns for our shareholders this quarter. With the real estate markets continuing to stabilize and the closing of our most recent $500 million unsecured corporate bond offering, Ladder has significant liquidity and is actively pursuing new origination opportunities. We’re excited to return to offense.” said Brian Harris, Ladder’s Chief Executive Officer.
Supplemental
The Company issued a supplemental presentation detailing its third quarter 2024 operating results, which can be viewed at http://ir.laddercapital.com.
Conference Call and Webcast
We will host a conference call on Thursday, October 24, 2024 at 10:00 a.m. Eastern Time to discuss third quarter 2024 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available until midnight on Thursday, November 7, 2024. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13749352. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.
About Ladder
Ladder Capital Corp is an internally-managed commercial real estate investment trust with $5.4 billion of assets as of September 30, 2024. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.
Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) owning and operating commercial real estate, including net leased commercial properties; and (iii) investing in investment grade securities secured by first mortgage loans on commercial real estate.
Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning over 11% of the Company’s equity. Ladder is headquartered in New York City with regional offices in Miami, Florida and Los Angeles, California.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.
Investor Contact
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	September 30,	December 31,
	2024(1)	2023(1)
	(Unaudited)
Assets
Cash and cash equivalents	$1,607,204	$1,015,678
Restricted cash	12,301	15,450
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	2,039,545	3,155,089
Allowance for credit losses	(52,276)	(43,165)
Mortgage loan receivables held for sale	27,506	26,868
Securities	852,783	485,533
Real estate and related lease intangibles, net	691,391	726,442
Real estate held for sale	18,078	—
Investments in and advances to unconsolidated ventures	19,991	6,877
Derivative instruments	818	1,454
Accrued interest receivable	16,704	24,233
Other assets	145,094	98,218
Total assets	$5,379,139	$5,512,677
Liabilities and Equity
Liabilities
Debt obligations, net	$3,585,332	$3,783,946
Dividends payable	31,673	32,294
Accrued expenses	67,065	65,144
Other liabilities	164,377	99,095
Total liabilities	3,848,447	3,980,479
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 129,883,019 and 128,027,478 shares issued and 127,765,243 and 126,911,689 shares outstanding as of September 30, 2024 and December 31, 2023, respectively.	128	127
Additional paid-in capital	1,773,452	1,756,750
Treasury stock, 2,117,776 and 1,115,789 shares, at cost	(23,053)	(12,001)
Retained earnings (dividends in excess of earnings)	(209,197)	(197,875)
Accumulated other comprehensive income (loss)	(8,711)	(13,853)
Total shareholders’ equity	1,532,619	1,533,148
Noncontrolling interests in consolidated ventures	(1,927)	(950)
Total equity	1,530,692	1,532,198
Total liabilities and equity	$5,379,139	$5,512,677

(1)     Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended
	September 30,	June 30,
	2024	2024
Net interest income
Interest income	$96,092	$88,516
Interest expense	57,676	54,199
Net interest income (expense)	38,416	34,317
Provision for (release of) loan loss reserves, net	3,063	5,055
Net interest income (expense) after provision for (release of) loan loss reserves	35,353	29,262
Other income (loss)
Real estate operating income	25,294	26,133
Net result from mortgage loan receivables held for sale	1,092	(541)
Gain (loss) on real estate, net	315	12,543
Fee and other income	6,609	3,638
Net result from derivative transactions	(766)	617
Earnings (loss) from investment in unconsolidated ventures	(14)	18
Gain on extinguishment of debt	20	—
Total other income (loss)	32,550	42,408
Costs and expenses
Compensation and employee benefits	14,407	13,721
Operating expenses	4,508	5,178
Real estate operating expenses	10,751	11,034
Investment related expenses	1,628	2,288
Depreciation and amortization	8,146	8,413
Total costs and expenses	39,440	40,634
Income (loss) before taxes	28,463	31,036
Income tax expense (benefit)	901	(1,089)
Net income (loss)	27,562	32,125
Net (income) loss attributable to noncontrolling interests in consolidated ventures	351	224
Net income (loss) attributable to Class A common shareholders	$27,913	$32,349

Earnings per share:
Basic	$0.22	$0.26
Diluted	$0.22	$0.26

Weighted average shares outstanding:
Basic	125,705,754	125,730,765
Diluted	125,905,528	125,839,500

Dividends per share of Class A common stock	$0.23	$0.23

Non-GAAP Financial Measures
During the first quarter of 2024, the Company refined its definition of distributable earnings and its descriptions of the adjustments to GAAP income. The refined definition and descriptions do not change how distributable earnings or adjustments to GAAP income are calculated for prior, current or future periods. The Company utilizes distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to conduit securitization gains and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and after-tax distributable ROAE: (i) to evaluate our earnings from operations because management believes that they may be useful performance measures; and (ii) because our board of directors considers distributable earnings in determining the amount of quarterly dividends. Distributable EPS is defined as after-tax distributable earnings divided by the weighted average diluted shares outstanding during the period. In addition, we believe it is useful to present distributable earnings and distributable EPS prior to charge-offs of allowance for credit losses to reflect our direct operating results and help existing and potential future holders of our class A common stock assess the performance of our business excluding such charge-offs. Distributable earnings prior to charge-offs of allowance for credit losses is used as an additional performance metric to consider when declaring our dividends. Distributable EPS prior to charge-offs of allowance for credit losses is defined as after-tax distributable earnings prior to charge-offs of allowance for credit losses divided by the weighted average diluted shares outstanding during the period.

We define distributable earnings as income before taxes adjusted for: (i) net (income) loss attributable to noncontrolling interests in consolidated ventures; (ii) our share of real estate depreciation, amortization and gain adjustments and (earnings) loss from investments in unconsolidated ventures in excess of distributions received; (iii) the impact of derivative gains and losses related to hedging fair value variability of fixed rate assets caused by interest rate fluctuations and overall portfolio market risk as of the end of the specified accounting period; (iv) economic gains or losses on loan sales, certain of which may not be recognized under GAAP accounting in consolidation for which risk has substantially transferred during the period, as well as the exclusion of the related GAAP economics in subsequent periods; (v) unrealized gains or losses related to our investments in securities recorded at fair value in current period earnings; (vi) unrealized and realized provision for loan losses and real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain non-recurring transactional items.
We exclude the effects of our share of real estate depreciation and amortization. Given GAAP gains and losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization, our adjustment eliminates the portion of the GAAP gain or loss that is derived from depreciation and amortization.

Our derivative instruments do not qualify for hedge accounting under GAAP and, therefore, any net payments under, or fluctuations in the fair value of derivatives are recognized currently in our income statement. The Company utilizes derivative instruments to hedge exposure to interest rate risk associated with fixed rate mortgage loans, fixed rate securities, and/or overall portfolio market risks. Distributable earnings excludes the GAAP results from derivative activity until the associated mortgage loan or security for which the derivative position is hedging is sold or paid off, or the hedge position for overall portfolio market risk is closed, at which point any gain or loss is recognized in distributable earnings in that period. For derivative activity associated with securities or mortgage loans held for investment, any hedging gain or loss is amortized over the expected life of the underlying asset for distributable earnings. We believe that adjusting for these specifically identified gains and losses associated with hedging positions adjusts for timing differences between when we recognize the gains or losses associated with our assets and the gains and losses associated with derivatives used to hedge such assets.

We originate conduit loans, which are first mortgage loans on stabilized, income producing commercial real estate properties that we intend to sell into third-party CMBS securitizations. Mortgage loans receivable held for sale are recorded at the lower of cost or market under GAAP. For purposes of distributable earnings, we exclude the impact of unrealized lower of cost or market adjustments on conduit loans held for sale and include the realized gains or losses in distributable earnings in the period when the loan is sold. Our conduit business includes mortgage loans made to third parties and may also include mortgage loans secured by real estate owned in our real estate segment. Such mortgage loans receivable secured by real estate owned in our real estate segment are eliminated in consolidation within our GAAP financial statements until the loans are sold in a third-party securitization. Upon the sale of a loan to a third-party securitization trust (for cash), the related mortgage note payable is recognized on our GAAP financial statements. For purposes of distributable earnings, we include adjustments for economic gains and losses related to the sale of these inter-segment loans for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of amortization of any related premium/discount on such mortgage loans payable recognized in interest expense during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan sale and settlement. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a useful supplemental measure of our performance.

We invest in certain securities that are recorded at fair value with changes in fair value recorded in current period earnings. For purposes of distributable earnings, we exclude the impact of unrealized gains and losses associated with these securities and include realized gains or losses in connection with any disposition of securities. Distributable earnings includes declines in fair value deemed to be an impairment for GAAP purposes if the decline is determined to be non-recoverable and the loss to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.
We include adjustments for unrealized provision for loan losses and real estate impairment. For purposes of distributable earnings, management recognizes realized losses on loans and real estate in the period in which the asset is sold or when the Company determines such amounts are no longer realizable and deemed non-recoverable.
Set forth below is an unaudited reconciliation of income (loss) before taxes to distributable earnings, and an unaudited computation of distributable EPS (in thousands, except per share data):

	Three Months Ended
	September 30,	June 30,
	2024	2024
Income (loss) before taxes	$28,463	$31,036
Net (income) loss attributable to noncontrolling interests in consolidated ventures	351	224
Our share of real estate depreciation, amortization and gain adjustments (1)	7,514	(1,398)
Adjustments for derivative results and loan sale activity (2)	128	2,345
Unrealized (gain) loss on fair value securities	(5)	19
Adjustment for impairment (3)	3,063	5,055
Non-cash stock-based compensation	3,177	3,117
Distributable earnings prior to charge-off of allowance for credit losses	42,691	40,398
Charge-off of allowance for credit losses (3)	(5,023)	—
Distributable earnings	$37,668	$40,398
Estimated corporate tax (expense) benefit (4)	(140)	(1,307)
After-tax distributable earnings	$37,528	$39,091
Weighted average diluted shares outstanding	125,906	125,840
Distributable EPS	$0.30	$0.31
Per share impact of charge-off of allowance for credit losses	0.04	—
Distributable EPS prior to charge-off of allowance for credit losses	$0.34	$0.31

(1)    The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments and (earnings) loss from investment in unconsolidated ventures in excess of distributions received ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2024	2024
Total GAAP depreciation and amortization	$8,146	$8,413
Depreciation and amortization related to non-rental property fixed assets	(110)	(109)
Non-controlling interests in consolidated ventures’ share of depreciation and amortization	(111)	(108)
Our share of operating lease income from above/below market lease intangible amortization	(425)	(430)
Our share of real estate depreciation and amortization	7,500	7,766
Accumulated depreciation and amortization on real estate sold (a)	—	(9,146)
Adjustment for (earnings) loss from investments in unconsolidated ventures in excess of distributions received	14	(18)
Our share of real estate depreciation, amortization and gain adjustments	$7,514	$(1,398)

(a) GAAP gains/losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. The following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2024	2024
GAAP realized gain/loss on sale of real estate, net	$315	$12,543
Adjusted gain/loss on sale of real estate for purposes of distributable earnings	(315)	(3,397)
Accumulated depreciation and amortization on real estate sold	$—	$9,146

(2)    The following is a reconciliation of GAAP net results from derivative transactions to our adjustments for derivative results and loan sale activity within distributable earnings ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2024	2024
GAAP net results from derivative transactions	$766	$(617)
Realized results of loan sales, net (a) (b)	(198)	1,558
Unrealized lower of cost or market adjustments related to loans held for sale	(1,092)	541
Amortization of premium on mortgage loan financing included in interest expense (b)	(216)	(190)
Recognized derivative results	868	1,053
Adjustments for derivative results and loan sale activity	$128	$2,345

(a) Includes realized gains from sales of conduit mortgage loans collateralized by net lease properties in our real estate segment of $0.1 million and $1.8 million and net hedge related gain (loss) on such mortgage loan sales of $(0.3) million and $(0.2) million, for the three months ended September 30, 2024 and June 30, 2024, respectively.
(b) Prior to the first quarter of 2024, the Company presented these adjustments within “Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization.”
(3)    During the three months ended September 30, 2024, the Company recorded a provision for loan loss of $3.1 million. In addition, the Company determined a portion of the allowance for loan loss to be non-recoverable and charged-off $5.0 million.
(4)    Estimated corporate tax benefit (expense) is based on an effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.
    After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity during the period. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended
	September 30,	June 30,
	2024	2024
After-tax distributable earnings	$37,528	$39,091
Average shareholders’ equity	1,531,345	1,527,643
After-tax distributable ROAE	9.8%	10.2%

Non-GAAP Measures - Limitations
Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:
•distributable earnings, distributable EPS, after-tax distributable ROAE and distributable earnings and distributable EPS prior to charge-off of allowance for credit losses do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
•distributable EPS, distributable EPS prior to charge-off of allowance for credit losses, and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015. Our actual tax rate may differ materially from this estimate; and
•other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.
In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.
In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.